UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 22, 2008

NORTH CENTRAL BANCSHARES, INC.
(Exact name of registrant as specified in its charter)

Iowa	0-27672	42-1449849
(State of incorporation)	Commission File No.	(I.R.S. Employer Identification No.)

825 Central Avenue
Fort Dodge, Iowa 50501
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (515) 576-7531

Not applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure Of Directors Or Certain Officers; Election Of Directors; Appointment Of Certain Officers; Compensatory Arrangements Of Certain Officers.

On December 22, 2008, First Federal Savings Bank of Iowa, the wholly owned subsidiary of North Central Bancshares, Inc. amended and restated the First Federal Savings Bank of Iowa Supplemental Retirement and Deferred Compensation Plan (the “SERP”).  The amendment and restatement of the SERP is retroactive to January 1, 2005.  The SERP was primarily amended to make changes to comply with the requirements of Section 409A of the Internal Revenue Code of 1986, as amended.  Among other things, the amendments included changing the definitions of a “change in control” and a “disability” to satisfy the requirements of Section 409A and refining its rules for deferral elections and payment of benefits. This summary of the material changes to the SERP is qualified in its entirety by reference to the full terms of the amended and restated SERP. A copy of the amended and restated SERP is attached as Exhibit 10.1 to this Report and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are filed herewith:

Exhibit No.	Description of Exhibit

10.1	First Federal Savings Bank of Iowa Supplemental Retirement and Deferred Compensation Plan, as amended and restated effective January 1, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORTH CENTRAL BANCSHARES, INC.

Date: February 27, 2009	By:	/s/ David M. Bradley
David M. Bradley
Chairman, President and Chief Executive Officer